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                                                                    Exhibit 99.1

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MARKEL CORPORATION
    FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON __________ __, 2000.

         The undersigned, having received the Joint Proxy Statement/ Prospectus and the accompanying materials, dated _______ __, 1999 appoints Alan I. Kirshner, Anthony F. Markel and Steven A. Markel (each with power to act alone) as proxies, with full power of substitution, to attend the Special Meeting of Shareholders of Markel Corporation on ________ __, 2000 and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Special Meeting and the Joint Proxy Statement/Prospectus:

1. Approval and adoption of the Agreement and Plan of Merger and Scheme of Arrangement between Markel Corporation and Terra Nova (Bermuda) Holdings, Ltd., dated as of August 15, 1999 and the transactions contemplated thereby.

     [_] FOR this proposal       [_] AGAINST this proposal       [_] ABSTAIN

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2. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

                                        Please sign your name(s) exactly as they appear hereon. If signer is a corporation, please sign the full corporate name by duly authorized officer. If an attorney, guardian, administrator, executor, or trustee, please give full title as such. If a partnership, sign in partnership name by authorized person. Receipt of Notice of Special Meeting is hereby acknowledged


                                            ------------------------------------
                                            Shareholder's Signature


                                            ------------------------------------
                                            Joint Holder's Signature (If
                                            applicable)


                                            Date:_______________________________

     When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the approval and adoption of the Agreement and Plan of Merger and Scheme of Arrangement and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.